EXHIBIT 21

                                   DYNATECH CORPORATION
                               Subsidiaries of the Registrant

                                                    State or other jurisdiction
Name of Parent of Subsidiary                             of organization
Dynatech Corporation - Parent                            Massachusetts
Dynatech U.S.A., Inc.                                    Massachusetts
Alpha Image, Inc.                                        Delaware
Alta Group, Inc (inactive)                               California
Airshow, Incorporated                                    California
ColorGraphics Systems, Inc.                              Wisconsin
ComCoTec, Inc.                                           Illinois
Computerized Medical Systems, Inc.                       Missouri
DaVinci Systems, Inc.                                    Florida
Digital Technology, Inc.                                 Ohio
Dyna FSC Corporation (inactive)                          U.S. Virgin Islands
Dynatech Cable Products Group, Inc.                      Utah
Dynatech Communications, Inc.                            Delaware
Dynatech Laboratories, Inc.                              Delaware
Dynatech Leasing Corporation                             Nevada
Dynatech Nevada, Inc.                                    Nevada
Dynatech NewStar, Inc.                                   Wisconsin
Dynatech Precision Sampling Corporation                  Louisiana
Dynatech Tactical Communications, Inc.                   Massachusetts
Dynatech Video Group, Inc.                               Utah
Dynatech Video & Specialty Computers, Inc. (inactive)    Wisconsin
Industrial Computer Source, Inc.                         California
L.E.A. Dynatech, Incorporated                            Florida
Parallax Graphics, Inc.                                  California
Piiceon, Inc.                                            California
Quanta Corporation                                       Utah
Quanta International Corporation                         Utah
Science Associates, Inc. (in liquidation)                New Jersey
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Telecommunications Techniques Corporation                Maryland
Trontech, Inc.                                           New Jersey
Unex Corporation                                         Massachusetts
U.S. Computer Systems, Inc.                              Ohio
Utah Scientific Inc.                                     Nevada
DataViews Corporation                                    Massachusetts
XKD Corporation                                          California
Cromemco, G.m.b.H. (inactive)                            Germany
Dynatech A.G. (in liquidation)                           Switzerland
TTC Canada Ltd.                                          Canada
Dynatech Corporation Ltd.                                England
Dynatech Scandinavia A/S (inactive)                      Norway
Dynatech Communications SRL                              Italy
Dynatech Communications Svenska A.B.                     Sweden
Dynatech Data Communications, Ltd.                       Guernsey, Channel
                                                            Islands
Dynatech Communications Espani (in liquidation)          Spain
Dynatech Communications G.m.b.H.                         Germany
Dynatech Deutschland, G.m.b.H.                           Germany
Dynatech Gesellschaft Furdated Verarbeitung              Germany
Dynatech Systems France, SA                              France
Dynatech Holdings Ltd.                                   Guernsey, Channel
                                                            Islands
Dynatech Holdings Ltd.                                   England
Dynatech Holdings S.A.R.L.                               France
Dynatech Hong Kong, Ltd.                                 Hong Kong
Dynatech Investments, Ltd.                               Guernsey, Channel
                                                            Islands
Nihon Dynatech K.K.                                      Japan
Dynatech Medical Products, Ltd.                          Guernsey, Channel
                                                            Islands
Industrial Computer Source France                        France
Laboratorie Dynatech SARL                                France
Dynatech Laboratories s.r.o.                             Czech Republic
Telecommunications Techniques Company (Ireland) Ltd.     Ireland